CUMBERLAND PHARMACEUTICALS REPORTS
FIRST QUARTER 2021 FINANCIAL RESULTS & COMPANY UPDATE
NASHVILLE, Tennessee (Tuesday, May 11, 2021) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company, today is providing a company update and first quarter 2021 financial results. Net revenues from continuing operations during the quarter were $10.5 million, a 26.5% increase over the prior year period. The company also recorded an additional $500,000 in revenue during the first quarter associated with divested product rights for two brands it is no longer distributing.
The Company's financial position included $93 million in total assets - with $25 million in cash, $46 million of total liabilities, and $47 million of shareholders’ equity at the end of the quarter.
"As the novel coronavirus continues to affect lives over a year after its arrival in the U.S., we remain hopeful, as an overall reopening of our country is now in progress," said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “Given all the challenges of operating a business in the wake of a pandemic, Cumberland was able to generate solid financial performance by adjusting our market strategies, retooling our sales communications and reinventing the way in which we operate our business."
RECENT COMPANY DEVELOPMENTS:
Vibativ® Case Studies
Cumberland’s Vibativ product has been used across the country to help COVID-19 patients who develop secondary bacterial infections in their lungs. Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia that can result from COVID-19, flu, and other infections.
The Company subsequently compiled a dossier of patient case studies from across the country outlining several real-world instances where Vibativ effectively and safely treated the hospital-acquired bacterial pneumonia and ventilator-associated bacterial pneumonia resulting from MSSA and MRSA infections that developed in patients hospitalized with COVID-19.

RediTrex® Launch
The Company is now finalizing plans for the full launch of its FDA-approved RediTrex product line. RediTrex is approved for patients with severe, active rheumatoid arthritis and polyarticular juvenile idiopathic arthritis who have difficulty tolerating or responding to orally delivered methotrexate. It is also approved for symptomatic control of severe, recalcitrant, disabling psoriasis in adults who are not adequately responsive to other forms of therapy. Cumberland initially implemented a soft launch during the fourth quarter of 2020 and is currently planning a national launch of the product line during the second half of 2021, once additional product supplies are received and market conditions return to normal.

Hyponatremia Publication in Support of Vaprisol®
A recent study publication called Health Outcome Predictive Evaluation (HOPE) COVID-19 Registry Analysis, an international study of over 4,000 patients, found that patients hospitalized with COVID-19 had a high risk of developing hyponatremia. These COVID-19 patients also had a higher incidence of mortality due to their hyponatremia. The study results support the use of an intravenous vaptan to treat hyponatremia in critically ill patients afflicted with COVID-19.
Hyponatremia, an imbalance of serum sodium to body water, is the most common electrolyte disorder among hospitalized patients. Cumberland’s Vaprisol product is one of two branded prescription products indicated for the treatment of hyponatremia, and the only intravenously administered branded treatment. Vaprisol has a proven day-1 response to help normalize serum sodium levels in hyponatremic patients and move them out of the ICU as efficiently as possible.

FINANCIAL RESULTS:
Net Revenues: For the three months ended March 31, 2021, net revenues from ongoing operations were $10.5 million, up 26.5% from $8.3 million for the prior year period. The company also recorded an additional $500,000 in revenue during the first quarter associated with divested product rights.
Net revenue by product for the three months ended March 31, 2021, included $5.1 million for Vibativ®, $3.0 million for Kristalose®, $1.5 million for Caldolor®, and $1.1 million for Vaprisol®.
Operating Expenses: Total operating expenses for the three months ended March 31, 2021, were $10.9 million, compared to $10.2 million during the prior year period. This increase in expenses resulted primarily from the additional cost of goods associated with our growth in Vibativ sales during the quarter.
Earnings: Net income for the first quarter 2021 was $0.2 million or $0.01 a share, compared to a loss of $1.1 million or $0.07 a share for the prior year period.
Adjusted Earnings for the first quarter were $1.1 million or $0.07 per diluted share, compared to a loss of $0.4 million or $0.03 per diluted share for the prior year period.
Balance Sheet: At March 31, 2021, Cumberland had $93.3 million in total assets including $24.9 million in cash and cash equivalents. Total liabilities were $46.5 million, including $15.0 million outstanding on the Company's revolving line of credit, resulting in total shareholders' equity of $47.0 million.

Conference Call and Webcast
A conference call and live internet webcast will be held on Tuesday, May 11, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 7973325. The live webcast and rebroadcast can be accessed via Cumberland’s website at http://investor.shareholder.com/cpix/events.cfm.
About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and rheumatology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that the Company believes can be penetrated effectively by targeted sales forces. The Company’s portfolio of FDA-approved brands includes:
•Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;
•Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;
•Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
•RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease; and
•Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
The Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD").
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.
Forward-Looking Statements

This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure, natural disasters, public health epidemics, and other events beyond our control as more fully discussed in the Company's most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contacts:
Erin Gull	Jeff Bradford	Molly Aggas
Corporate Relations	Bradford Dalton Group	Bradford Dalton Group
(615) 255-0068	(615) 515-4880 office	(704) 641-6641 mobile
(615) 337-0964 mobile

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$24,922,925	$24,753,796
Accounts receivable, net	12,549,297	12,377,713
Inventories	10,010,763	10,638,157
Prepaid and other current assets	1,900,032	2,199,926
Total current assets	49,383,017	49,969,592
Non-current inventories	10,415,786	11,656,742
Property and equipment, net	534,933	574,169
Intangible assets, net	27,024,544	28,118,316
Goodwill	882,000	882,000
Operating lease right-of-use assets	1,784,142	2,028,148
Other assets	3,323,603	3,234,338
Total assets	$93,348,025	$96,463,305
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,466,281	$13,396,286
Operating lease current liabilities	1,042,074	1,016,779
Other current liabilities	11,339,215	11,254,381
Total current liabilities	22,847,570	25,667,446
Revolving line of credit	15,000,000	15,000,000
Operating lease noncurrent liabilities	789,200	1,059,693
Other long-term liabilities	7,833,328	7,862,772
Total liabilities	46,470,098	49,589,911
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 15,084,464 and 14,988,429 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	48,981,395	49,121,523
Retained earnings (deficit)	(1,964,185)	(2,131,013)
Total shareholders’ equity	47,017,210	46,990,510
Noncontrolling interests	(139,283)	(117,116)
Total equity	46,877,927	46,873,394
Total liabilities and equity	$93,348,025	$96,463,305

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2021	2020
Net revenues	$10,537,159	$8,330,734
Costs and expenses:
Cost of products sold	2,417,329	1,634,181
Selling and marketing	3,787,340	3,707,676
Research and development	1,257,367	1,722,555
General and administrative	2,230,509	2,036,284
Amortization	1,168,914	1,076,039
Total costs and expenses	10,861,459	10,176,735
Operating income (loss)	(324,300)	(1,846,001)
Interest income	5,426	29,888
Interest expense	(24,417)	(33,065)
Income (loss) from continuing operations before income taxes	(343,291)	(1,849,178)
Income tax (expense) benefit	(7,458)	(34,240)
Net income (loss) from continuing operations	(350,749)	(1,883,418)
Discontinued operations	495,410	818,273
Net income (loss)	144,661	(1,065,145)
Net (income) loss at subsidiary attributable to noncontrolling interests	22,167	9,525
Net income (loss) attributable to common shareholders	$166,828	$(1,055,620)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.02)	$(0.12)
- Discontinued operations - basic	0.03	0.05
	$0.01	$(0.07)

- Continuing operations - diluted	$(0.02)	$(0.12)
- Discontinued operations - diluted	0.03	0.05
	$0.01	$(0.07)
Weighted-average shares outstanding
- basic	14,974,663	15,240,614
- diluted	15,244,146	15,578,309

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2021		2020
Cash flows from operating activities:
Net income (loss)	$144,661		$(1,065,145)
Discontinued operations	495,410		$818,273
Net income(loss) from continuing operations	(350,749)		$(1,883,418)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,227,607		1,152,062
Share-based compensation	162,960		264,574
Decrease in non-cash contingent consideration	(280,020)		(543,006)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	(76,300)		548,261
Noncash interest expense	13,833		11,333
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(171,584)		2,014,438
Inventories	1,868,350		706,102
Other current assets and other assets	507,102		545,256
Accounts payable and other current liabilities	(1,311,123)		(2,394,824)
Other long-term liabilities	(299,937)		(865,109)
Net cash provided by (used in) operating activities from continuing operations	1,290,139		(444,331)
Discontinued operations	495,410		1,332,870
Net cash provided by operating activities	1,785,549	1,785,549	888,539
Cash flows from investing activities:
Additions to property and equipment	(19,458)		(22,726)
Note receivable investment funding	(200,000)		—
Additions to intangibles	(98,883)		(548,435)
Net cash provided by (used in) investing activities	(318,341)		(571,161)
Cash flows from financing activities:
Borrowings on line of credit	15,000,000		18,500,000
Repayments on line of credit	(15,000,000)		(18,500,000)
Cash payment of contingent consideration	(995,277)		(260,735)
Repurchase of subsidiary shares to noncontrolling interest	—		(800,000)
Repurchase of common shares	(302,802)		(442,544)
Net cash used in financing activities	(1,298,079)		(1,503,279)
Net decrease in cash and cash equivalents	169,129		(1,185,901)
Cash and cash equivalents at beginning of period	$24,753,796		$28,212,635
Cash and cash equivalents at end of period	$24,922,925		$27,026,734

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended March 31, 2021		Three months ended March 31, 2020
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$166,828	$0.01	$(1,055,620)	$(0.07)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	22,167	—	9,525	—
Net income (loss)	144,661	0.01	(1,065,145)	(0.07)
Discontinued operations	495,410	0.03	818,273	0.05
Net income (loss) from continuing operations	(350,749)	(0.02)	(1,883,418)	(0.12)
Adjustments to net income (loss) from continuing operations
Income tax expense	7,458	—	34,240	—
Depreciation and amortization	1,227,607	0.08	1,152,062	0.07
Share-based compensation (a)	162,960	0.01	264,574	0.02
Interest income	(5,426)	—	(29,888)	—
Interest expense	24,417	—	33,065	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$1,066,267	$0.07	$(429,365)	$(0.03)

Diluted weighted-average common shares outstanding:		15,244,146		15,578,309

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.

•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.